UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2022 (August 3, 2022)
Commission File Number: 1-35106

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Entry into Employment Agreement

On August 4, 2022, the Board of Directors (the “Board”) of AMC Networks Inc. (the “Company”) appointed Christina Spade, age 53, the Company’s current Chief Operating Officer and Chief Financial Officer, as Chief Executive Officer of the Company commencing September 9, 2022 (the “CEO Commencement Date”).

In connection with Ms. Spade’s appointment as Chief Executive Officer of the Company, Ms. Spade and the Company entered into a new employment agreement dated August 4, 2022 (the “CEO Employment Agreement”), which becomes effective as of the date thereof (the “CEO Effective Date”) and expires on December 31, 2025 (the “CEO Expiration Date”). As of the CEO Effective Date, Ms. Spade will continue to serve as the Company’s Chief Operating Officer and Chief Financial Officer. On August 8, 2022, Ms. Spade will cease to serve as the Company’s Chief Financial Officer, and on the CEO Commencement Date, Ms. Spade will cease to serve as the Company’s Chief Operating Officer and begin serving as the Company’s Chief Executive Officer. Beginning on the CEO Commencement Date, Ms. Spade will receive a minimum annual base salary of $1,750,000 (subject to annual review and potential increase in the discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”)) and an annual target bonus opportunity equal to 200% of actual salary dollars paid during the applicable year, in the discretion of the Compensation Committee; provided that for 2022, Ms. Spade’s current target bonus opportunity of one hundred seventy-five percent (175%) of actual salary dollars paid will apply from January 1, 2022 through the CEO Commencement Date. Ms. Spade will continue to be eligible for the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans. The CEO Employment Agreement provides that, beginning in 2023, it is expected that Ms. Spade will continue to participate in the Company’s long-term equity and other incentive programs with annual grants of cash and/or equity awards with a target value of not less than $3,750,000, as determined by the Compensation Committee. Effective as of the CEO Commencement Date, the Company will reimburse Ms. Spade for reasonable car service fees incurred to commute between her home and the Company’s offices.

In addition, on or as soon as reasonably practicable (but in no event later than thirty (30) days) following the CEO Effective Date, Ms. Spade will be granted a one-time special award of restricted stock units with an aggregate value of $6,000,000 (the “CEO Special Equity Award”), which will vest ratably on each of the first, second and third anniversary of the date of the grant, subject to Ms. Spade’s continued employment with the Company. Notwithstanding the foregoing, the CEO Special Equity Award will vest (i) on a Change in Control (as defined in the award agreement for the CEO Special Equity Award) of the Company and (ii) subject to Ms. Spade’s execution of a severance agreement, on termination of Ms. Spade’s employment without Cause or for Good Reason (as those terms are defined in the CEO Employment Agreement) or due to Ms. Spade’s death or disability.

In addition, following the CEO Effective Date, Ms. Spade will be granted a one-time signing bonus in the amount of $30,000, which will become payable no later than 60 days following the CEO Effective Date.
If, prior to the CEO Expiration Date, Ms. Spade’s employment with the Company is terminated (i) by the Company other than for Cause (as defined in the CEO Employment Agreement) or (ii) by Ms. Spade for Good Reason (as defined in the CEO Employment Agreement) other than if Cause exists, then, subject to Ms. Spade’s execution and effectiveness of a severance agreement satisfactory to the Company (including, without limitation, a full and complete general release in favor of the Company and its affiliates (subject to customary carve outs) and non-competition, non-solicitation, non-disparagement, confidentiality and further cooperation obligations and restrictions on Ms. Spade), the Company will provide Ms. Spade with the following benefits and rights:

a) a cash severance payment in an amount equal to not less than two times the sum of Ms. Spade’s annual base salary and annual target bonus as in effect at the time of termination of employment, provided that, if Ms. Spade is terminated between the CEO Effective Date and the CEO Commencement Date, such amounts will be determined based on Ms. Spade’s annual base salary and target annual bonus that would be in effect as of the CEO Commencement Date;
b) a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance;
c) each of Ms. Spade’s outstanding long term cash incentive awards and performance-based restricted stock unit awards will immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards will be to the same extent that other similarly situated executives receive payment for such awards as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

d) each of Ms. Spade’s outstanding restricted stock and restricted stock unit awards (other than the CEO Special Equity Award and COO Special Equity Award, as defined below) will continue to vest in accordance with their original vesting schedule;
e) each of Ms. Spade’s outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and Ms. Spade will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of such option or award; and
f) Ms. Spade’s RSU award granted November 19, 2021 (the “COO Special Equity Award”) will immediately vest and be paid within 75 days following such termination.

If Ms. Spade ceases to be an employee of the Company prior to the CEO Expiration Date as a result of her death or physical or mental disability, and at such time Cause does not exist, subject to Ms. Spade’s execution of a severance agreement (other than in the case of death), the Company will pay Ms. Spade (or her estate or beneficiary) the benefits and rights set forth in clause (b) above and each of Ms. Spade’s outstanding equity and cash incentive awards vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

The CEO Employment Agreement contains certain covenants by Ms. Spade, including a non-competition agreement that restricts Ms. Spade’s ability to engage in competitive activities until the first anniversary of the termination of her employment with the Company, if she is terminated prior to the CEO Expiration Date.

If any payment due under the CEO Employment Agreement would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the Company will instead pay Ms. Spade either (a) the amount of that payment or (b) the maximum amount that could be paid to Ms. Spade without the imposition of the excise tax, depending on whichever amount results in Ms. Spade receiving the greater amount of after-tax proceeds.

Appointment of and Employment Agreement with new Chief Financial Officer

On August 4, 2022, the Board appointed Patrick O’Connell, age 47, Executive Vice President and Chief Financial Officer of the Company effective as of August 8, 2022 (the “CFO Commencement Date”).

Mr. O’Connell was Chief Strategy Officer of BRANDED SA from March 2021 through July 2022. Prior to BRANDED, he served as Executive Vice President, Head of Corporate Development of CBS Corporation from March 2017 through January 2020. Prior to that, Mr. O’Connell served as a Managing Director of Goldman, Sachs & Co. in the Investment Banking, Telecom, Media & Technology (TMT) department from August 2003 through January 2017. Mr. O’Connell is a CPA as well as a Chartered Financial Analyst. He also received an MBA from the University of Pennsylvania, Wharton School of Business.

In connection with Mr. O’Connell’s appointment as Chief Financial Officer of the Company, Mr. O’Connell and the Company entered into an employment agreement dated August 4, 2022 (the “CFO Employment Agreement”), which becomes effective as of the date thereof (the “CFO Effective Date”) and expires on March 31, 2026 (the “CFO Expiration Date”). Beginning on the CFO Commencement Date, Mr. O’Connell will receive a minimum annual base salary of $800,000 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus opportunity equal to 100% of actual salary dollars paid during the applicable year, in the discretion of the Compensation Committee. Mr. O’Connell will be eligible for the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans. The CFO Employment Agreement provides that, beginning in 2022, it is expected that Mr. O’Connell will participate in the Company’s long-term equity and other incentive programs with annual grants of cash and/or equity awards with a target value of not less than $1,200,000, as determined by the Compensation Committee.

In addition, following the CFO Effective Date, Mr. O’Connell will be entitled to a one-time signing bonus in the amount of $1,050,000 (the “CFO Sign On Bonus”), which will become payable no later than 60 days following the CFO Commencement Date. If at any time prior to the first anniversary of the CFO Commencement Date, Mr. O’Connell’s employment with the Company terminates as a result of (i) his voluntary resignation (other than for Good Reason as defined in the CFO Employment Agreement), or (ii) an involuntary termination by the Company for Cause (as defined in the CFO Employment Agreement), Mr. O’Connell will immediately refund the Company the gross amount of the CFO Sign On Bonus.

If, prior to the CFO Expiration Date, Mr. O’Connell’s employment with the Company is terminated (i) by the Company other than for Cause (as defined in the CFO Employment Agreement) or (ii) by Mr. O’Connell for Good Reason (as defined in the CFO Employment Agreement) other than if Cause exists, then, subject to Mr. O’Connell’s execution and effectiveness of a severance agreement satisfactory to the Company (including, without limitation, a full and complete general release in favor of the Company and its affiliates (subject to customary carve outs) and non-competition, non-solicitation, non-disparagement, confidentiality and further cooperation obligations and restrictions on Mr. O’Connell), the Company will provide Mr. O’Connell with the following benefits and rights:

a)    a cash severance payment in an amount equal to not less than two times the sum of Mr. O’Connell’s annual base salary and annual target bonus as in effect at the time of termination of employment;
b)    a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance;
c)    each of Mr. O’Connell’s outstanding long term cash incentive awards and performance-based restricted stock unit awards will immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards will be to the same extent that other similarly situated executives receive payment for such awards as determined by the Compensation Committee (subject to the satisfaction of any applicable performance objectives);
d)    each of Mr. O’Connell’s outstanding restricted stock and restricted stock unit awards will continue to vest in accordance with their original vesting schedule; and
e)    each of Mr. O’Connell’s outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and Mr. O’Connell will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of such option or award.

If Mr. O’Connell ceases to be an employee of the Company prior to the CFO Expiration Date as a result of his death or physical or mental disability, and at such time Cause does not exist, subject to Mr. O’Connell’s execution of a severance agreement (other than in the case of death), the Company will pay Mr. O’Connell (or his estate or beneficiary) the benefits and rights set forth in clause (b) above and each of Mr. O’Connell’s outstanding equity and cash incentive awards vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

The CFO Employment Agreement contains certain covenants by Mr. O’Connell, including a non-competition agreement that restricts Mr. O’Connell’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company, if he is terminated prior to the CFO Expiration Date.

If any payment due under the CFO Employment Agreement would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the Company will instead pay Mr. O’Connell either (a) the amount of that payment or (b) the maximum amount that could be paid to Mr. O’Connell without the imposition of the excise tax, depending on whichever amount results in Mr. O’Connell receiving the greater amount of after-tax proceeds.

Consulting Agreement with Matthew Blank

On August 3, 2022, the Compensation Committee approved entry into a consulting agreement with the Company’s current Interim Chief Executive Officer Matthew Blank (the “Consulting Agreement”), which will commence on September 9, 2022, after Mr. Blank ceases to serve as the Company’s Interim Chief Executive Officer, and expire on December 31, 2022 (such period between September 9, 2022 and December 31, 2022, the “Term”). During the Term, the Company will pay Mr. Blank a total of $750,000, payable in five installments, for services regarding the content and marketing strategy of the Company.

The foregoing description of the terms of the CEO Employment Agreement, the CFO Employment Agreement and the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the agreements, which the Company intends to file as exhibits with its Quarterly Report for the period ended September 30, 2022.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	August 5, 2022	By:	/s/ Anne G. Kelly
Anne G. Kelly
Executive Vice President and Corporate Secretary